EXHIBIT 10.1

THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN

AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into July 2, 2014, effective June 30, 2014, by and among HUDSON TECHNOLOGIES COMPANY, a corporation organized under the laws of the State of Tennessee (the “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

RECITALS

Whereas, the Borrower and the Lenders entered into a certain Revolving Credit, Term Loan and Security Agreement dated June 22, 2012 (as has been, and is being and may be further amended, replaced, restated, modified and/or extended, the “Loan Agreement”); and

Whereas, Borrower and the Lenders have agreed to modify the terms of the Loan Agreement as set forth in this Agreement.

Now, therefore, in consideration of the Lenders’ continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that the most recent statement of account sent to the Borrower with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(a)	The following definition contained in Section 1.2 of the Loan Agreement is hereby deleted and replaced to read as follows:

“Termination Date” shall mean June 30, 2018 or such other date as the Lenders may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Lenders to extend the Termination Date.

(b)	The following definition is hereby added to Section 1.2 of the Loan Agreement to read as follows:

“Third Amendment Closing Date” shall mean June 30, 2014.

(c)	Subsection 2.4 of the Loan Agreement is hereby deleted and a new Subsection 2.4 is substituted to read as follows:

2.4 Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrower in the sum equal to such Lender’s Commitment Percentage of $4,000,000, provided that at the time of the making of the Term Loan no Default shall exist and after the making of the Term Loan that Undrawn Availability shall be equal to or greater than $5,000,000. The Term Loan shall be advanced in full within twelve (12) months of the Third Amendment Closing Date, at Borrower’s option and shall be, with respect to principal, payable in full on the Termination Date, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.4. The Term Loan may consist of Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as Borrower may request. In the event that Borrower desires to obtain or extend a Eurodollar Rate Loan or to convert a Domestic Rate Loan to a Eurodollar Rate Loan, Borrower shall comply with the notification requirements set forth in Sections 2.2(b) and (d) and the provisions of Sections 2.2(b) through (g) shall apply.

(d)	Subsection 6.5(b) is hereby deleted from the Loan Agreement and is replaced with a new Subsection 6.5(b) to read as follows:

(b) “Minimum EBITDA” – Cause to be maintained, on a trailing twelve (12) month basis, tested quarterly, EBITDA of no less than: $1,123,000 for the six (6) month period ending June 30, 2014, $1,330,000 for the nine (9) month period ending September 30, 2014 and $802,000 for the twelve (12) month period ending December 31, 2014.

(e)	Subsection 13.1 of the Loan Agreement is hereby deleted and a new Subsection 13.1 is substituted to read as follows:

13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the Termination Date (the “Term”) unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrower shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) one percent (1.00%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Second Amendment Closing Date to and including the date immediately preceding the first anniversary of the Second Amendment Closing Date, and (y) one half of one percent (0.50%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the first anniversary of the Second Amendment Closing Date to and including the date immediately preceding the second anniversary of the Second Amendment Closing Date, and (z) one quarter of one percent (0.25%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the second anniversary of the Second Amendment Closing Date. However, no such early termination fee shall be applicable in the event that the Borrower terminates this Agreement due to receiving an assessment from the Agent pursuant to the provisions of subsections 3.7, 3.8 or 3.9 of this Agreement.

3)	ACKNOWLEDGMENTS. Borrower acknowledges and represents that:

(A) the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B) to the best of its knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C) all representations and warranties of the Borrower contained herein, in the Loan Agreement and in the Other Documents are true and correct in all material respects as of this date;

(D) Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E) this Agreement is a modification of an existing obligation and is not a novation.

4)	PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A) provide the Agent with this Agreement and the Guarantor’s Ratification properly executed;

(B) provide the Agent with Resolutions and Secretary’s Certificates of the Borrower approving the transaction;

(C) pay to the Agent an amendment fee in the amount of $75,000;

(D) pay all legal fees incurred by the Agent in entering into this Agreement to Wilentz, Goldman & Spitzer via wire transfer;

(E) pay all other fees and costs incurred by the Lenders in entering into this Agreement; and

5)	MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state’s conflicts of law principles. This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents. This Agreement, the Loan Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement, the Loan Agreement and/or any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

6)	DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New York.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST:	HUDSON TECHNOLOGIES COMPANY

/s/ Stephen P. Mandracchia	By:	/s/ Brian F. Coleman
Name: STEPHEN P. MANDRACCHIA		Name: BRIAN F. COLEMAN
Title: Secretary		Title: President

PNC BANK, NATIONAL ASSOCIATION

Lender and as Agent

	By:	/s/ Glenn D. Kreutzer
Name: GLENN D. KREUTZER
Title: Vice President